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                                                                    Exhibit 32.2



               Certification Pursuant to 18 U.S.C. Section 1350 as
       Adopted Pursuant to Section 906 of the Sarbanes - Oxley Act of 2002


In connection with the Annual Report on Form 10-K of BSD Medical Corporation (the "Company") for the fiscal year ended August 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dennis
P. Gauger, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of my knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:    November 14, 2007

By:      /s/ Dennis P. Gauger
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         Dennis P. Gauger
         Chief Financial Officer
         (Principal Financial and Accounting Officer)







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